                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549




                                  FORM 8-K/A



                                  CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                               January 15, 1998




                              Washington Bancorp
------------------------------------------------------------------------------
              (Exact name of registrant as specified in its charter)



       Iowa                       0-25076                   42-1446740
------------------------------------------------------------------------------
(State or other              (Commission File No.)           (IRS Employer
 jurisdiction of                                           Identification
 incorporation)                                                 No.)



102 East Main Street, Washington, Iowa                         52353
------------------------------------------------------------------------------
  (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code: (319)653-7256
------------------------------------------------------------------------------


                                        N/A
------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     The purpose of this amendment on Form 8-K/A to the Current Report on Form 8-K of Washington Bancorp ("Washington") is to provide the pro forma financial information required by Form 8-K which, at the time of the filing of the 8-K, was impracticable for Washington to have provided.

Item 2.   Acquisition or Disposition of Assets.

     On January 15, 1998, Washington Bancorp ("Washington"), an Iowa corporation and the holding company for Washington Federal Savings Bank (the "Bank"), completed the acquisition of Rubio Savings Bank of Brighton
("Rubio"). The acquisition is being accounted for using the purchase method of accounting. The acquisition was effected through the merger into Rubio of an Iowa-chartered interim bank, with Rubio being the surviving corporation and becoming a wholly owned subsidiary of Washington (the "Merger"). The Merger was consummated pursuant to an Agreement and Plan of Reorganization, dated as of June 24, 1997, by and between Rubio and Washington (the "Merger Agreement").

     Each holder of the common stock of Rubio, par value $100.00 per share ("Rubio Common Stock"), received $2,334.00 in cash for each share of Rubio Common Stock held. Based on the 2,000 outstanding shares of Rubio Common Stock, the total consideration paid by Washington was approximately $4.7 million in cash. Washington financed the acquisition of Rubio with existing cash.

Item 7.   Financial Statements and Exhibits.

     (a)  Financial statements of businesses acquired.

            Index to Financial Statements                       Page No.
            ------------------------------------------------------------

            Audited Financial Statements of
            Rubio Savings Bank of Brighton

            Independent Auditors' Report                         F-1

            Balance Sheet as of December 31, 1997                F-2

            Statement of Income for the year ended
            December 31, 1997                                    F-3

            Statement of Stockholders' Equity for
            the year ended December 31, 1997                     F-4

            Statement of Cash Flows for the year
            ended December 31, 1997                              F-5

            Notes to Financial Statements                        F-7

     (b)  Pro forma financial information.

                  The unaudited pro forma financial information has been
            prepared to comply with Regulation S-X of the Securities and Exchange Commission in connection with the filing of the Form 8-K for Washington to report the completion on January 15, 1998 of Washington's acquisition of Rubio. Pursuant to the Merger Agreement, each holder of Rubio Common Stock received $2,334.00 in cash for each share of Rubio Common Stock held.

               The unaudited pro forma financial information set forth
            below presents the pro forma condensed balance sheet of Washington and Rubio as of December 31, 1997, as if the Merger had been consummated at such date. In addition, the unaudited pro forma condensed statements of income of Washington and Rubio, for the year ended June 30, 1997, and the six months ended December 31, 1997, are presented as if the Merger had been consummated as of the beginning of the respective periods.

                  The following unaudited pro forma financial information has been prepared from, and should be read in conjunction with, the financial statements, including notes thereto, of Washington and Rubio, respectively.

                  The unaudited pro forma financial information presented
            below has been prepared using the purchase method of accounting, whereby the total cost of the Merger was allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the Merger.


                  The unaudited pro forma financial information is provided
            for informational purposes only and is not necessarily indicative of the financial position or operating results that would have occurred had the Merger been consummated on the dates indicated, or at the beginning of the period for which the consummation of such transaction is being given effect, nor is it necessarily indicative of future operating results or financial position.

     (c)    Exhibits.

            None.


WASHINGTON BANCORP AND SUBSIDIARY
PRO FORMA CONDENSED STATEMENT
OF FINANCIAL CONDITION (UNAUDITED)
DECEMBER 31, 1997


                                                         RUBIO
                                                        SAVINGS     ADJUSTMENTS
                                         WASHINGTON     BANK OF         FOR
                                          BANCORP       BRIGHTON    ACQUISITION     AS ADJUSTED
                                         ----------   -----------   ------------    ------------
        ASSETS

Cash and cash equivalents               $ 2,414,182   $   457,129   $3,000,000 (1)  $ 1,150,444
                                                                    (4,720,867)(2)
Investment securities                     6,105,677    12,152,093          ---       18,257,770
Federal funds sold                              ---     1,552,496          ---        1,552,496
Loans receivable, net                    55,827,909     8,030,505          ---       63,858,414
Accrued interest receivable                 568,778       324,319          ---          893,097
Federal Home Loan Bank stock                518,800           ---          ---          518,800
Premises and equipment, net                 543,654        43,735      183,031 (2)      770,420
Goodwill, net                                   ---           ---    1,437,301 (2)    1,437,301
Other assets                                112,138           ---      (76,822)(2)       35,316
                                        -----------   -----------   ----------      -----------
                                        $66,091,138   $22,560,277   $ (177,357)     $88,474,058
                                        ===========   ===========   ==========      ===========
   LIABILITIES AND STOCKHOLDERS'
    EQUITY

Liabilities
  Deposits                              $44,471,416   $19,076,877          ---      $63,548,293
  Borrowed funds                          9,844,772           ---    3,000,000 (1)   12,844,772
  Advances from borrowers for taxes
   and insurance                            178,620           ---          ---          178,620
  Accrued expenses and other
   liabilities                              537,683       237,773       68,270 (2)      843,726
                                        -----------   -----------   ----------      -----------
                                         55,032,491    19,314,650    3,068,270       77,415,411
                                        -----------   -----------   ----------      -----------
Redeemable Common Stock Held by
 Employee Stock Ownership Plan               78,066           ---          ---           78,066
                                        -----------   -----------   ----------      -----------

Stockholders' Equity
  Common Stock                                6,575       200,000     (200,000)(3)        6,575
  Additional paid-in capital              6,163,563       600,000     (600,000)(3)    6,163,563
  Retained earnings                       5,524,313     2,425,627   (2,425,627)(3)    5,524,313
  Unrealized gains on investment
   securities available for sale,
   net of income taxes                        3,641        20,000      (20,000)(3)        3,641
                                        -----------   -----------   ----------      -----------
                                         11,698,092     3,245,627   (3,245,627)      11,698,092
Less:
  Cost of common shares acquired
   for the treasury                         (85,827)          ---          ---          (85,827)
  Deferred compensation                    (109,618)          ---          ---         (109,618)
  Maximum cash obligation related
   to ESOP shares                           (78,066)          ---          ---          (78,066)
  Unearned ESOP shares                     (444,000)          ---          ---         (444,000)
                                        -----------   -----------   ----------      -----------
                                         10,980,581     3,245,627   (3,245,627)      10,980,581
                                        -----------   -----------   ----------      -----------
                                        $66,091,138   $22,560,277   $ (177,357)     $88,474,058
                                        ===========   ===========   ==========      ===========

(1)  To record Federal Home Loan Bank advances used to finance the acquisition of Rubio Savings
     Bank of Brighton.

(2)  To record the preliminary allocation of the net purchase price to Rubio Savings Bank of
     Brighton's assets acquired including goodwill.  Net purchase price is $4,668,000 plus an estimated $129,689 in acquisition costs.

(3)  To eliminate Rubio Savings Bank of Brighton's common stock, additional paid-in capital, retained earnings and unrealized gains on investment securities available for sale, net of taxes.



WASHINGTON BANCORP AND SUBSIDIARY
PRO FORMA CONDENSED STATEMENT
OF INCOME (UNAUDITED)
SIX MONTHS ENDED DECEMBER 31, 1997

                                                         RUBIO
                                                        SAVINGS     ADJUSTMENTS
                                         WASHINGTON     BANK OF         FOR
                                          BANCORP       BRIGHTON    ACQUISITION     AS ADJUSTED
                                         ----------   -----------   ------------    ------------
Interest income:

  Loans receivable:
   First mortgage loans                   1,781,304       108,517          ---        1,889,821
   Consumer and other loans                 544,646       278,829          ---          823,475

  Investment securities:
   Taxable                                  265,621       342,100      (41,700)(4)      566,021
   Nontaxable                                10,733        28,713          ---           39,446
                                        -----------   -----------   ----------      -----------
    Total interest income                 2,602,304       758,159      (41,700)       3,318,763
                                        -----------   -----------   ----------      -----------
Interest expense:
   Deposits                               1,100,275       402,231          ---        1,502,506
   Borrowed funds                           266,332           ---       85,200 (3)      351,532
                                        -----------   -----------   ----------      -----------
    Total interest expense                1,366,607       402,231       85,200        1,854,038
                                        -----------   -----------   ----------      -----------
    Net interest income                   1,235,697       355,928     (126,900)       1,464,725
Provision for loan losses                    53,000        10,000          ---           63,000
                                        -----------   -----------   ----------      -----------
    Net interest income after
     provision for loan losses            1,182,697       345,928     (126,900)       1,401,725
                                        -----------   -----------   ----------      -----------
Noninterest income:
  Securities gains (losses), net                ---           ---          ---              ---
  Loan origination and commitment fees        5,304           ---          ---            5,304
  Service changes and fees                   82,098        49,357          ---          131,455
  Insurance commissions                      45,709           511          ---           46,220
  Other                                       2,315         1,873          ---            4,188
                                        -----------   -----------   ----------      -----------
    Total noninterest income                135,426        51,741          ---          187,167
                                        -----------   -----------   ----------      -----------
Noninterest expense:
  Compensation and benefits                 408,351       143,006          ---          551,357
  Occupancy and equipment                    74,936        29,779        3,687 (2)      108,402
  SAIF deposit insurance premium             23,882           ---          ---           23,882
  Data processing                            39,211           ---          ---           39,211
  Goodwill amortization                         ---           ---       47,281(1)        47,281
  Other                                     237,698        77,617          ---          315,315
                                        -----------   -----------   ----------      -----------
    Total noninterest expense               784,078       250,402       50,968        1,085,448
                                        -----------   -----------   ----------      -----------
    Income before income taxes              534,045       147,267     (177,868)         503,444

Income tax expense                          177,595        47,004      (48,709)(5)      175,890
                                        -----------   -----------   ----------      -----------
    Net income                          $   356,450   $   100,263   $ (129,159)     $   327,554
                                        ===========   ===========   ==========      ===========
Earnings per common:
  Basic                                       $0.59                                       $0.54
                                        ===========                                 ===========
  Diluted                                     $0.57                                       $0.53
                                        ===========                                 ===========
Weighted average common shares for:
  Basic                                     605,766                                     605,766
                                        ===========                                 ===========
  Diluted                                   622,604                                     622,604
                                        ===========                                 ===========

(1)  To record amortization of goodwill acquired over 15 years.
(2)  To record increased depreciation related to building acquired.
(3)  To record interest on Federal Home Loan Bank advances used to finance acquisition of Rubio
     Savings Bank of Brighton.
(4)  To eliminate interest income not earned due to cash used to acquire Rubio Savings Bank of
     Brighton.
(5)  To record income tax effect of proforma adjustments.



WASHINGTON BANCORP AND SUBSIDIARY
PRO FORMA CONDENSED STATEMENT OF INCOME (UNAUDITED)
YEAR ENDED JUNE 30, 1997


                                                     RUBIO SAVINGS    ADJUSTMENTS
                                       WASHINGTON      BANK OF            FOR
                                         BANCORP       BRIGHTON       ACQUISITION    AS ADJUSTED
                                     -------------   -------------   -------------  ------------
Interest income:
   Loans receivable:
     First mortgage loans               3,430,290       213,203            ---        3,643,493
     Consumer and other loans             697,384       528,477            ---        1,225,861
   Investment securities:
     Taxable                              840,485       684,188        (83,400)(4)    1,441,273
     Nontaxable                            21,516        59,369            ---           80,885
                                        ---------     ---------       --------        ---------
        Total interest income           4,989,675     1,485,237        (83,400)       6,391,512
                                        ---------     ---------       --------        ---------
Interest expense:
      Deposits                          2,215,768       771,417            ---        2,987,185
      Borrowed funds                      337,405           ---        170,400 (3)      507,805
                                        ---------     ---------       --------        ---------
       Total interest expense           2,554,173       771,417        170,400        3,494,990
                                        ---------     ---------       --------        ---------
       Net interest income              2,436,502       713,820       (253,800)       2,896,522
Provision for loan losses                  40,085        20,000            ---           60,085
                                        ---------     ---------       --------        ---------
       Net interest income after
         Provision for loan losses      2,396,417       693,820       (253,800)       2,836,437

Noninterest income:
 Securities gains (losses), net               388           ---            ---              388
 Loan origination and commitment fees       7,724           ---            ---            7,724
 Service charges and fees                 117,241       106,849            ---          224,090
 Insurance commissions                     77,922         2,309            ---           80,231
 Other                                     27,893         4,653            ---           32,546
                                        ---------     ---------       --------        ---------
     Total noninterest income             231,168       113,811            ---          344,979
                                        ---------     ---------       --------        ---------
Noninterest expense:
 Compensation and benefits                722,087       268,909            ---          990,996
 Occupancy and equipment                  149,738        46,326          7,373 (2)      203,437
 SAIF deposit insurance premium           376,862           ---            ---          376,862
 Data processing                           75,196           ---            ---           75,196
 Goodwill amortization                        ---           ---         94,562 (1)       94,562
 Other                                    388,258       107,189            ---          495,447
                                        ---------     ---------       --------        ---------
     Total noninterest expense          1,712,141       422,424        101,935        2,236,500
                                        ---------     ---------       --------        ---------
     Income before income taxes           915,444       385,207       (355,735)         944,916
 Income tax expense                       350,767       118,069        (97,418)(5)      371,418
                                        ---------     ---------       --------        ---------
     Net income                         $ 564,677     $ 267,138      ($258,317)       $ 573,498
                                        =========     =========       ========        =========
Earnings per common:
 Basic                                      $0.92                                         $0.94
                                        =========                                     =========
 Diluted                                    $0.91                                         $0.93
                                        =========                                     =========
Weighted average common shares for:
 Basic                                    611,539                                       611,539
                                        =========                                     =========
 Diluted                                  617,602                                       617,602
                                        =========                                     =========

(1) To record amortization of goodwill acquired over 15 years.

(2) To record increased depreciation related to building acquired.

(3) To record interest on Federal Home Loan Bank advances used to finance acquisition of
    Rubio Savings Bank of Brighton

(4) To eliminate interest income not earned due to cash used to acquire Rubio Savings Bank of Brighton

(5) To record income tax effect of proforma adjustments.


                                  SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WASHINGTON BANCORP



Date: March 31, 1998                By:   /s/ Stan Carlson
                                          -----------------------------------
                                          Stan Carlson
                                          President and Chief
                                           Executive Officer

                         RUBIO SAVINGS BANK OF BRIGHTON

                               FINANCIAL REPORT

                               DECEMBER 31, 1997

                                 CONTENTS



INDEPENDENT AUDITOR'S REPORT                                    F-1
FINANCIAL STATEMENTS

Balance sheet                                                   F-2
Statement of income                                             F-3
Statement of stockholders' equity                               F-4
Statement of cash flows                                         F-5 - 6
Notes to financial statements                                   F-7 - 13

                             INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Rubio Savings Bank of Brighton
Brighton, Iowa

We have audited the accompanying balance sheet of Rubio Savings Bank of Brighton as of December 31, 1997, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rubio Savings Bank of Brighton as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                   /s/ McGladrey & Pullen, LLP


Cedar Rapids, Iowa
February 2, 1998


Rubio Savings Bank of Brighton


Balance Sheet
December 31, 1997

ASSETS
--------------------------------------------------------------------------------
Cash and due from banks                                                  457,129
Investment securities (Note 2):
Held to maturity (fair value $1,221,286)                               1,221,286
Available for sale (amortized cost $10,895,807)                       10,930,807
Federal funds sold                                                     1,552,496
Loans, net (Note 3)                                                    8,030,505
Bank premises and equipment, net (Note 4)                                 43,735
Accrued interest receivable                                              324,319
                                                                      ----------
                                                                      22,560,277
                                                                      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

Liabilities
Deposits (Note 5):
Interest-bearing                                                      17,497,138
Noninterest-bearing                                                    1,579,739
                                                                      ----------
                                                                      19,076,877
Accrued interest and other liabilities (Notes 6 and 8)                   237,773
                                                                      ----------
                                                                      19,314,650

Commitments and Contingencies (Notes 9 and 10)

Stockholders' Equity
Common stock, $100 par value; authorized 2,000 shares;
issued and outstanding 2,000 shares                         200,000
Surplus                                                     600,000
Undivided profits (Notes 7 and 10)                        2,425,627
Unrealized gains on debt securities available
 for sale, net                                               20,000    3,245,627
                                                         ----------   ----------
                                                                      22,560,277
                                                                      ==========

See Notes to Financial Statements.



Rubio Savings Bank of Brighton


Statement of Income
Year Ended December 31, 1997

--------------------------------------------------------------------------------
Interest income:
  Interest and fees on loans                                         $   757,219
  Interest on investment securities:
    U.S. Treasury                                                        512,622
    U.S. Government agencies                                             103,214
    States and political subdivisions                                     58,437
  Interest on federal funds sold                                          64,971
                                                                      ----------
        Total interest income                                          1,496,463

Interest expense on deposits                                             786,233
                                                                      ----------
        Net interest income                                              710,230

Provision for loan losses (Note 3)                                        20,000
                                                                      ----------
        Net interest income after provision for loan losses              690,230
                                                                      ----------
Other income:
  Fees from other services to customers                                  105,030
  Other                                                                    4,547
                                                                      ----------
        Total other income                                               109,577
                                                                      ----------
Other expenses:
  Salaries and employee benefits (Note 8)                                273,561
  Net occupancy expense of premises                                       27,262
  Equipment rentals, depreciation and maintenance                         17,608
  Other                                                                  121,494
                                                                      ----------
        Total other expenses                                             439,925
                                                                      ----------
        Income before income taxes                                       359,882

Provision for income taxes (Note 6)                                      114,604
                                                                      ----------
        Net income                                                    $  245,278
                                                                      ==========
Earnings per common share, basic and diluted                          $   122.64
                                                                      ==========



See Notes to Financial Statements.



Rubio Savings Bank of Brighton


Statement of Stockholders' Equity
Year Ended December 31, 1997
                                                                       Unrealized
                                                                         Gains
                                                                        (Losses)
                                                                        On Debt
                                                        Undivided      Securities
                               Common                    Profits       Available
                               Stock       Surplus      (Note 8)      For Sale, Net    Total
-----------------------------------------------------------------------------------------------



Balance, December 31, 1996     $200,000     $600,000     $2,220,349     $ (2,000)    $3,018,349
  Net income                        ---          ---        245,278          ---        245,278
  Cash dividends declared
   ($20.00 per share)               ---          ---        (40,000)         ---        (40,000)
  Unrealized appreciation
   on debt securities
   available for sale, net          ---          ---            ---       22,000         22,000
                               ----------------------------------------------------------------
Balance, December 31, 1997     $200,000     $600,000     $2,425,627      $20,000     $3,245,627
                               ================================================================



See Notes to Financial Statements.



Rubio Savings Bank of Brighton


Statement of Cash Flows
Year Ended December 31, 1997


--------------------------------------------------------------------------------
Cash Flows from Operating Activities
  Net income                                                         $   245,278
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation                                                          17,108
    Provision for loan losses                                             20,000
    Deferred income taxes                                                (15,000)
    Amortization of bond premium and discounts                            17,555
    Decrease in accrued interest receivable                                3,144
    (Decrease) in accrued interest and other liabilities                  66,995
                                                                      ----------
        Net cash provided by operating activities                        221,090
                                                                      ----------
Cash Flows from Investing Activities
  Held-to-maturity securities:
    Maturities                                                            87,000
    Purchases                                                           (160,000)
  Available-for-sale securities:
    Maturities                                                         4,030,000
    Purchases                                                         (3,979,910)
  Federal funds sold, net                                               (952,496)
  Net increase in loans outstanding                                     (176,612)
                                                                      ----------
        Net cash (used in) investing activities                       (1,152,018)
                                                                      ----------
Cash Flows from Financing Activities
  Net increase in interest-bearing deposits                              225,290
  Net increase (decrease) in noninterest-bearing deposits                 74,341
  Dividends paid                                                         (40,000)
                                                                      ----------
        Net cash provided by financing activities                        259,631
                                                                      ----------
        (Decrease) in cash and due from banks                           (671,297)

Cash and due from banks:
  Beginning                                                            1,128,426
                                                                      ----------
  Ending                                                              $  457,129
                                                                      ==========


Supplemental Disclosures of Cash Flow Information
  Cash payments for:
    Interest paid to depositors                                       $  784,110
    Income taxes                                                          82,173


See Notes to Financial Statements.


RUBIO SAVINGS BANK OF BRIGHTON


NOTES TO FINANCIAL STATEMENTS

----------------------------------------------------------------------------
Note 1.  Nature of Banking Activities and Significant Accounting Policies

Nature of banking activities: Rubio Savings Bank of Brighton (the "Bank") is a commercial bank primarily engaged in granting commercial, agricultural, real estate and consumer loans and accepting deposits in Washington County, Iowa and the surrounding area.

Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Presentation of cash flows: For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Bank, deposits, and federal funds purchased and sold are reported net.

Investment securities: Debt securities classified as held to maturity are those for which the Bank has the ability and intent to hold to maturity. Securities meeting such criteria at the date of purchase and as of the balance sheet date are carried at cost, adjusted for amortization of premiums and discounts.

Investment securities available for sale are accounted for at fair value and the unrealized holding gains or losses are presented as a separate component of stockholders' equity, net of their deferred income tax effect. Gains and losses on sales of available-for-sale securities are based upon the adjusted book value of the specific securities sold. Realized gains and losses are included in earnings.

There were no investments held for trading purposes as of December 31, 1997.

Loans: Loans are stated at the amount of unpaid principal reduced by an allowance for possible loan losses. Loan fees and origination costs are reflected in the statement of income as collected or incurred. This practice had no significant effect from the deferral method.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance when management believes the collectibility or principal is unlikely.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The Bank makes continuous credit reviews of the loan portfolios and considers current economic conditions, historical loss experience, review of specific problem loans and other factors in determining the adequacy of the allowance balance.
                                     F-6

RUBIO SAVINGS BANK OF BRIGHTON


NOTES TO FINANCIAL STATEMENTS

----------------------------------------------------------------------------
Note 1. Nature of Banking Activities and Significant Accounting Policies (Continued)

Loans are considered impaired when, based on all current information and events, it is probable the Bank will not be able to collect all amounts due. If applicable, the portion of the allowance for loan losses related to impaired loans is computed based on the present value of the estimated future cash flows of interest and principal discounted at the loan's effective interest rate or on the fair value of the collateral for collateral dependent loans. The entire change in present value of expected cash flows for impaired loans is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported. Interest income on impaired loans is recognized on the cash basis.

Interest on loans is accrued daily on the outstanding balances. Accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful.

Bank premises and equipment: Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line and declining-balance methods.

Income taxes: Deferred taxes are provided under the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings per share: The FASB has issued Statement No. 128, "Earnings Per Share," which supersedes APB Opinion No. 15. Statement No. 128 requires the presentation of basic earnings per share which is computed by dividing net income by the weighted-average number of common shares outstanding and diluted earnings per share. Diluted per-share amounts assume the conversion or exercise of all potential common stock instruments unless the effect is to reduce the loss or increase the income per common share. The Company initially applied Statement No. 128 for the year ended December 31, 1997.

Recently issued accounting standards: The Bank believes that the adoption of recently issued accounting standards will not have a material or significant effect on the financial statements.

RUBIO SAVINGS BANK OF BRIGHTON


NOTES TO FINANCIAL STATEMENTS

----------------------------------------------------------------------------
Note 2.  Investment Securities

Carrying amounts and fair values of investment securities as of December 31, 1997 are summarized as follows:



                                                          Gross         Gross
                                          Amortized     Unrealized    Unrealized     Fair
                                            Cost          Gains        (Losses)      Value

                                         ---------------------------------------------------
Held to maturity:
  State and political subdivisions       $ 1,221,286     $   ---      $  ---      $1,221,286
                                         ---------------------------------------------------
Available for sale:
  U.S. Treasury securities                 9,225,846     27,000       3,601       9,249,245
  U.S. Government agencies and
   corporations                            1,669,961      11,601         ---       1,681,562
                                         ---------------------------------------------------
                                          10,895,807      38,601     (3,601)      10,930,807
                                         ---------------------------------------------------
        Totals                           $12,117,093      38,601     (3,601)     $12,152,093
                                         ===================================================


The amortized cost and fair value of debt securities as of December 31, 1997 by contractual maturity are shown below:




                                                                     Amortized       Fair
                                                                        Cost         Value
                                                                    -------------------------
Held to maturity:
  Due in one year or less                                           $   100,185   $   100,185
  Due after one year through five years                                 961,101        96,110
  Due after five years through ten years                                160,000       160,000
                                                                    -------------------------
                                                                      1,221,286     1,221,286
                                                                    -------------------------
Available for sale:
  Due in one year or less                                             3,495,741     3,491,092
  Due after one year through five years                               7,400,066    7,439,715
                                                                    -------------------------
                                                                     10,895,807    10,930,807
                                                                    -------------------------
                                                                    $12,117,093   $12,152,093
                                                                    =========================

There were no realized gains or losses for the year ended December 31, 1997.

Investment securities with a carrying amount of $302,602 at December 31, 1997 were pledged as collateral on public deposits and for other purposes as required or permitted by law. The carrying amount at December 31, 1997 includes available for sale securities at fair value.

RUBIO SAVINGS BANK OF BRIGHTON


NOTES TO FINANCIAL STATEMENTS

----------------------------------------------------------------------------
Note 3.  Loans

The composition of the net loans as of December 31, 1997 is as follows:


Commercial                                                       $1,489,569
Agricultural                                                      2,700,909
Real estate                                                       2,385,625
Consumer                                                          1,411,740
Other                                                               147,686
                                                                 ----------
                                                                  8,135,529
Allowance for loan losses                                           105,024
                                                                 ----------
                                                                 $8,030,505
                                                                 ==========

Changes in the allowance for loan losses at December 31, 1997 are as follows:

Balance, beginning                                               $  100,208
  Provision charged to operating expenses                            20,000
  Recoveries of charged off loans                                     7,493
  Loans charged off                                                 (22,677)
                                                                 ----------
Balance, ending                                                  $  105,024
                                                                 ==========

Directors and related entities, officers and employees of the Bank were indebted to the Bank in the amount of approximately $259,000 at December 31, 1997.

The Bank has no impaired loans at December 31, 1997.


Note 4.  Bank Premises and Equipment


The major classes of bank premises and equipment and the total accumulated depreciation at December 31, 1997 are as follows:

Bank premises                                                    $  329,030
Furniture and equipment                                             284,731
                                                                 ----------
                                                                    613,761
Less accumulated depreciation                                       570,026
                                                                 ----------
                                                                 $   43,735
                                                                 ==========

RUBIO SAVINGS BANK OF BRIGHTON


NOTES TO FINANCIAL STATEMENTS

----------------------------------------------------------------------------
Note 4.  Deposits

The composition of deposits as of December 31, 1997 is as follows:

Demand                                                          $ 1,579,739
NOW                                                               1,311,656
Super NOW                                                         1,820,302
Hi-Fi                                                             1,371,948
Savings                                                           3,457,593
Time certificates, $100,000 or more $578,102                      9,535,639
                                                                -----------
                                                                $19,076,877
                                                                ===========

Note 6.  Income Tax Matters


Net deferred tax liabilities arose from the following temporary differences as of December 31, 1997:

Cash basis of accounting                                        $   (55,000)
Discount accretion                                                  (10,000)
Allowance for loan losses                                           (23,000)
Unrealized (gain) loss on debt securities available for sale        (15,000)
                                                                -----------
        Net included in other liabilities                       $   (57,000)
                                                                ===========

The net change in the deferred income taxes is reflected in the financial statements for the year ended as follows:

Statement of income                                             $   (15,000)
Statement of stockholders' equity                                    15,000
                                                                -----------
                                                                $       ---
                                                                ===========

The provision for income taxes for the year ended December 31, 1997 consists of the following:

Current                                                         $   129,604
Deferred                                                            (15,000)
                                                                -----------
                                                                    114,604
                                                                ===========

RUBIO SAVINGS BANK OF BRIGHTON


NOTES TO FINANCIAL STATEMENTS

----------------------------------------------------------------------------
Note 6.   Income Tax Matters (Continued)

The income tax provision differs from the amount of income tax determined by applying the U. S. Federal income tax rate of 34% to pretax income for the year ended December 31, 1997 due to the following:

Computed "expected" tax expense                                    $122,360
Increase (decrease) in income taxes resulting from:
  Tax-exempt interest                                                17,862
  State income taxes, net of federal benefit                         13,014
  Other                                                              (2,908)
                                                                -----------
                                                                   $114,604
                                                                ===========

Note 7.  Regulatory Capital Requirements

Federal regulatory agencies have adopted various capital standards for financial institutions, including risk-based capital standards. Risk-based capital standards have requirements for a minimum Tier 1 capital to assets ratio (leverage ratio). In addition, regulatory agencies consider the published capital levels as minimum levels and may require a financial institution to maintain capital at higher levels.

A comparison of the Bank's capital as of December 31, 1997 with the minimum requirements is presented below:

                                                              Minimum
                                                   Actual   Requirements
                                                   ---------------------
Tier 1 risk-based capital                          36.3%        8.0%
Total risk-based capital                           37.5         4.0
Leverage ratio                                     14.4         4.0

According to FDIC capital guidelines, the Bank is considered to be "well capitalized."

Banking laws and regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency. Under these restrictions, the Bank may not pay dividends that would result in its capital levels being reduced below the minimum requirements shown above.

Note 8.  Defined Contribution Retirement Plan


The Bank has a defined contribution retirement plan covering substantially all its employees. Contributions, which are 10% of each covered employee's compensation, totaled $20,460 for the year ended December 31, 1997.

RUBIO SAVINGS BANK OF BRIGHTON


NOTES TO FINANCIAL STATEMENTS

----------------------------------------------------------------------------
Note 9.  Commitments and Contingencies

Financial instruments with off-balance-sheet risk: The Bank is party to financial instruments with off-balance- sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. A summary of the Bank's commitments at December 31, 1997 is as follows:

Commitments to extend credit                                      $542,000
Standby letters of credit                                          150,000
                                                                  --------
                                                                  $692,000
                                                                  ========

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, crops, livestock, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

Concentrations of credit risk: All of the Bank's loans, commitments to extend credit, and standby letters of credit have been granted to customers in the Bank's market area. Investments in securities issued by state and political subdivisions (see Note 2) also involve governmental entities within the Bank's market area. Investment securities of Iowa political subdivisions totaled approximately $1,221,300 as of December 31, 1997. No individual municipality exceeded $300,000. The concentrations of credit by type of loan are set forth in Note 3. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of $160,000 without the approval of the Board of Directors. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the agricultural economic sector and upon economic conditions in Washington County, Iowa.

RUBIO SAVINGS BANK OF BRIGHTON


NOTES TO FINANCIAL STATEMENTS

----------------------------------------------------------------------------
Note 9.   Commitments and Contingencies (Continued)

Contingencies: In the normal course of business, the Bank is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Bank's financial statements.

Year 2000 plans: Information technology experts believe that many data processing application systems could fail or improperly perform as a result of erroneous calculation or data integrity problems if they are unable to process date information beyond December 31, 1999, an issue known as Year 2000. The Bank is heavily dependent upon computer processing and has not completed an identification and assessments of critical applications. The Bank's plan is to identify, assess and test its critical processing functions within the next year and obtain validation and certification for the more critical functions.


Note 10.Reorganization of Bank and Subsequent Events

On January 15, 1998, 100% of the common stock of the Bank was acquired by Washington Bancorp ("Washington") pursuant to an Agreement and Plan of Reorganization. Under the agreement, the Bank was merged into an Iowa-chartered interim bank, with the Bank being the surviving corporation and becoming a wholly-owned subsidiary of Washington. Immediately after the merger, each share of the Bank was converted into the right to receive $2,334 in cash. The acquisition resulted in a total purchase price of approximately $4.7 million. On January 28, 1998, the Bank paid a $1,000,000 dividend to Washington.